Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion of our Independent Auditors’ Report dated January 27, 2005 regarding the statements of financial condition of Rancho Bernardo Community Bank as of December 31, 2004 and 2003, and the related statements of operations, changes in shareholders’ equity, and cash flows for the years then ended and the reference to our firm as “experts” in the Form S-4 filed with the Securities and Exchange Commission.

Laguna Hills, California

June 21, 2005